UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2025

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6185 Kimball Avenue
Chino, California	91708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 965-8882

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the 2025 Annual Meeting of Stockholders of Karat Packaging Inc. (the “Company”) held on June 19, 2025 (the “Annual Meeting”). Each stockholder of common stock was entitled to one vote per share on each of the five director nominees and on each other matter properly presented at the Annual Meeting.

Proposal 1 – Election of five directors, each serving for a term expiring at the next annual meeting or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alan Yu	17,357,145	64,831	820,674
Jian Guo	16,853,122	568,854	820,674
Paul Y. Chen	17,329,489	92,487	820,674
Eric Chen	17,324,711	97,265	820,674
Eve Yen	17,338,182	83,794	820,674

Proposal 2 –  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,232,235	9,500	915	0

Proposal 3 – Advisory approval of the Company's executive compensation ("Say on Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,925,755	485,849	10,372	820,674

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARAT PACKAGING INC.

Date: June 20, 2025	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer

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